Exhibit 1.1

$1,000,000,000

CARMAX AUTO OWNER TRUST 2013-3

$178,000,000 0.23000% Class A-1 Asset-backed Notes

$321,000,000 0.59% Class A-2 Asset-backed Notes

$308,000,000 0.97% Class A-3 Asset-backed Notes

$128,500,000 1.49% Class A-4 Asset-backed Notes

$24,500,000 1.91% Class B Asset-backed Notes

$22,000,000 2.15% Class C Asset-backed Notes

$18,000,000 2.85% Class D Asset-backed Notes

CARMAX AUTO FUNDING LLC

Depositor

CARMAX BUSINESS SERVICES, LLC

Sponsor and Servicer

UNDERWRITING AGREEMENT

July 31, 2013

J.P. Morgan Securities LLC

    as Representative of the several

    Underwriters named in Schedule A hereto

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

CarMax Auto Funding LLC, a Delaware limited liability company (the “Depositor”), confirms its agreement with J.P. Morgan Securities LLC, as representative (the “Representative”) of the several underwriters named in Schedule A hereto (together with any underwriter substituted as hereinafter provided in Section 11, the “Underwriters”), with respect to the sale by the Depositor to the Underwriters, and the purchase by the Underwriters, acting severally and not jointly, of $178,000,000 aggregate principal amount of 0.23000% Class A-1 Asset-backed Notes (the “Class A-1 Notes”), $321,000,000 aggregate principal amount of 0.59% Class A-2 Asset-backed Notes (the “Class A-2 Notes”), $308,000,000 aggregate principal amount of 0.97% Class A-3 Asset-backed Notes (the “Class A-3 Notes”), $128,500,000 aggregate principal amount of 1.49% Class A-4 Asset-backed Notes (the “Class A-4 Notes”), $24,500,000 aggregate principal amount of 1.91% Class B Asset-backed Notes (the “Class B Notes”), $22,000,000 aggregate principal amount of 2.15% Class C Asset-backed Notes (the “Class C Notes”) and $18,000,000 aggregate principal amount of 2.85% Class D Asset-backed Notes (the “Class D Notes” and, together with the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes and the Class C Notes, the “Notes”) of CarMax Auto Owner Trust 2013-3 (the “Trust”) under the terms and conditions contained herein. The Notes will be issued pursuant to an indenture, dated as of August 1, 2013 (the “Indenture”), between the Trust and Wells Fargo Bank, National Association, as indenture trustee (the “Indenture Trustee”).

The Depositor understands that the Underwriters propose to make a public offering of the Notes as soon as the Representative deems advisable after this Agreement has been executed and delivered and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

Simultaneously with the issuance and sale of the Notes as contemplated herein, the Trust will issue the CarMax Auto Owner Trust 2013-3 Asset Backed Certificates (the “Certificates” and, together with the Notes, the “Securities”). The Trust was created and the Certificates will be issued pursuant to an amended and restated trust agreement, dated as of August 1, 2013 (the “Trust Agreement”), between the Depositor and U.S. Bank Trust National Association (“U.S. Bank”), as owner trustee (the “Owner Trustee”). Each Note will represent an obligation of the Trust, each Certificate will represent an undivided beneficial interest in the Trust and the Certificates will be subordinated to the Notes to the extent described in the Indenture and the Trust Agreement.

The assets of the Trust will include, among other things, (i) a pool of motor vehicle retail installment sale contracts (the “Receivables”) secured by the new and used motor vehicles financed thereby (the “Financed Vehicles”), (ii) certain monies payable under the Receivables after July 31, 2013, (iii) security interests in the Financed Vehicles, (iv) amounts on deposit in certain accounts, (v) certain rights under a receivables purchase agreement, dated as of August 1, 2013 (the “Receivables Purchase Agreement”), between CarMax Business Services, LLC (“CarMax LLC”) and the Depositor, pursuant to which CarMax LLC will sell the Receivables to the Depositor, (vi) certain rights under a sale and servicing agreement, dated as of August 1, 2013 (the “Sale and Servicing Agreement”), among the Trust, the Depositor, CarMax LLC, as servicer (in such capacity, the “Servicer”), and Wells Fargo Bank, National Association, as backup servicer, pursuant to which the Receivables and other property of the Trust will be sold to the Trust and the Receivables will be serviced by the Servicer and (vii) and all proceeds of the foregoing. Pursuant to the Indenture, the Trust Estate will be held by the Indenture Trustee on behalf of the holders of the Notes. Pursuant to an administration agreement, dated as of August 1, 2013 (the “Administration Agreement”), among CarMax LLC, as administrator (in such capacity, the “Administrator”), the Trust and the Indenture Trustee, the Administrator will perform certain administrative obligations of the Trust under the Indenture. The Indenture, the Trust Agreement, the Administration Agreement, the Sale and Servicing Agreement and the Receivables Purchase Agreement are referred to herein collectively as the “Basic Documents”. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Indenture or the Sale and Servicing Agreement, as the case may be.

The Depositor has prepared and filed with the Securities and Exchange Commission (the “Commission”), a registration statement on Form S-3 (File No. 333-189212), including a base prospectus and a form of preliminary prospectus supplement relating to the offering of asset backed notes and asset backed certificates, issued in series from time to time in accordance with Rule 415 (“Rule 415”) of the rules and regulations of the Commission (the “Securities Act Regulations”) under the Securities Act of 1933, as amended (the “Securities Act”). Such registration statement covers the registration of the Notes under the Securities Act and has been declared effective by the Commission.

Promptly after execution and delivery of this Agreement, the Depositor will prepare and file with the Commission a final base prospectus and a final prospectus supplement relating to the Notes in accordance with the provisions of Rule 430B of the Securities Act Regulations (“Rule 430B”) and paragraph (b) of Rule 424 of the Securities Act Regulations (“Rule 424(b)”). Any information included in such base prospectus and prospectus supplement that was omitted from the registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to as “Rule 430B Information”. Such registration statement, at any given time, including the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference pursuant to the Securities Act at such time and documents otherwise deemed to be a part thereof or included therein by the Securities Act Regulations, is herein called the “Registration Statement”.

“Base Prospectus” means the base prospectus included in the Registration Statement, as amended at the time of the filing of the Preliminary Prospectus. “Preliminary Prospectus” means the Base Prospectus and the Preliminary Prospectus Supplement (including the information referred to under the caption “CarMax—Static Pool Information About Previous Securitizations” therein regardless of whether such information is deemed a part of the Registration Statement or Prospectus), used in connection with the offering of the Notes that omitted the Rule 430B Information and is used prior to the filing of the Prospectus, including the documents incorporated by reference therein pursuant to the Securities Act at the Time of Sale. “Prospectus” means the Prospectus Supplement (including the information referred to under the caption “CarMax—Static Pool Information About Previous Securitizations” therein regardless of whether such information is deemed a part of the Registration Statement or Prospectus) to the Base Prospectus that is first filed after the Time of Sale pursuant to Rule 424(b), together with the Base Prospectus, as amended at the time of such filing, including the documents incorporated by reference therein pursuant to the Securities Act at the Time of Sale or at the Closing Time, as applicable. “Prospectus Supplement” means the prospectus supplement to the Base Prospectus included in the Prospectus. “Preliminary Prospectus Supplement” means the preliminary prospectus supplement, dated July 31, 2013, included in the Preliminary Prospectus.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus”, as defined in Rule 433 of the Securities Act Regulations (“Rule 433”), relating to the Notes that (i) is required to be filed with the Commission by the Depositor, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Notes or of the offering that does not reflect the final terms and (iv) the free writing prospectus, dated July 31, 2013 (the “Ratings Free Writing Prospectus”), in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Depositor’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, and is specified in Schedule B hereto. “Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

At or prior to the time when sales to purchasers of the Notes were first made by the Underwriters, which was approximately 1:03 p.m., New York City time, on July 31, 2013 (the “Time of Sale”), the Depositor had prepared (i) the Issuer General Use Free Writing Prospectus(es) issued at or prior to the Time of Sale and (ii) the Preliminary Prospectus and (iii) the information contained on Schedule C hereto (collectively, the “Time of Sale Information”). If, at or subsequent to the Time of Sale and prior to the Closing Time, such information included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and as a result investors in the Notes may terminate their old “Contracts of Sale” (as that term is used in Rule 159 under the Securities Act Regulations) for any Notes and the Underwriters enter into new Contracts of Sale with investors in the Notes, then “Time of Sale Information” will refer to the information conveyed to investors at the time of entry into the first such new Contract of Sale in connection with an amended Preliminary Prospectus approved by the Depositor and the Representative that corrects such material misstatements or omissions (a “Corrected Prospectus”) and “Time of Sale” will refer to the time and date on which such new Contracts of Sale were entered into.

All references in this Agreement to financial statements and schedules and other information which is “contained”, “included” or “stated” in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Prospectus or any Corrected Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are or are deemed to be incorporated by reference in or otherwise deemed by the Securities Act Regulations to be a part of or included in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Prospectus or any Corrected Prospectus, as the case may be. All references in this Agreement to the terms “amend”, “amendments” or “supplements” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Prospectus or any Corrected Prospectus shall be deemed to mean and include the filing of any documents under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the effective date (the “Effective Date”) of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus, the Prospectus or any Corrected Prospectus, as the case may be, which are or are deemed to be incorporated by reference therein or otherwise deemed by the Securities Act Regulations to be a part thereof or included therein. For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus, the Prospectus, the Corrected Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR”).

Section 1. Representations and Warranties.

(a) Representations and Warranties by the Depositor. The Depositor represents and warrants to the Underwriters as of the date hereof, the Time of Sale and as of the Closing Time referred to in Section 2(b) and agrees with the Underwriters as follows:

(i) Compliance with Registration Requirements. The Depositor meets the requirements for use of Form S-3 under the Securities Act. The Registration Statement, at the Time of Sale, meets the requirements set forth in Rule 415(a)(1)(x). At the time the Registration Statement was originally filed, at the earliest time thereafter that the Depositor or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act Regulations) of the Notes and at the date hereof and at the date the Depositor delivers or causes to be delivered each Issuer General Use Free Writing Prospectus, the Depositor was not, is not and will not be an “ineligible issuer”, as defined in Rule 405 of the Securities Act Regulations.

(ii) Registration Statement, Prospectus and Disclosure at Time of Sale.

(A) The Registration Statement became effective on June 25, 2013, and any post-effective amendment thereto also has become effective. The Registration Statement is effective and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Depositor, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. The Indenture has been duly qualified under the Trust Indenture Act.

(B) At the respective times the Registration Statement and each amendment thereto became effective, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f) and at the Closing Time, the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act, the Securities Act Regulations, the Trust Indenture Act and the rules and regulations of the Commission under the Trust Indenture Act (the “Trust Indenture Act Regulations”) and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(C) When filed with the Commission, each Preliminary Prospectus (including the prospectus and prospectus supplement filed as part of the Registration Statement or any amendment thereto) complied when so filed in all material respects with the Securities Act Regulations, and each Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Notes will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(D) When filed with the Commission, the Prospectus shall include all information with respect to the offering of the Notes required by the Securities Act, the Trust Indenture Act, the Securities Act Regulations and the Trust Indenture Act Regulations and shall be in all substantive respects in the form furnished to the Representative prior to the Time of Sale or, to the extent not completed at the Time of Sale, shall contain only such specific additional information and other changes (beyond those contained in the latest preliminary base prospectus and preliminary prospectus supplement, if any, that have been previously furnished to the Representative) as the Depositor has advised the Representative, prior to the Time of Sale, will be included or made therein.

(E) The Preliminary Prospectus, at the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that no representation or warranty is made with respect to the omission of information in the Preliminary Prospectus regarding the amount of the Notes or pricing and price-dependent information.

(F) Neither the Prospectus nor any amendment or supplement thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(G) As of the Time of Sale and the Closing Time neither (1) the Time of Sale Information nor (2) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the Time of Sale Information, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(H) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Notes or until any earlier date that the Depositor notified or notifies the Representative as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any Preliminary Prospectus or other prospectus deemed to be a part thereof that has not been superseded or modified.

(I) If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Depositor will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or the Time of Sale Information made in reliance upon and in conformity with the Underwriters’ Information (as defined in Section 7(a)).

(iii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder (the “Exchange Act Regulations”) and, when read together with the other information in the Prospectus, at the Effective Date, at the Time of Sale and at the Closing Time, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(iv) No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Information and the Prospectus, except as otherwise set forth therein, (A) there has been no Material Adverse Effect with respect to the Depositor and (B) there have been no transactions entered into by the Depositor, other than those in the ordinary course of business, which are material with respect to it. As used herein, the term “Material Adverse Effect” means, when used with respect to either the Depositor or CarMax LLC, as the case may be, a material adverse change in its condition, financial or otherwise, or in its earnings, business affairs or business prospects, whether or not arising in the ordinary course of business, or in its ability to perform its obligations under this Agreement and each Basic Document to which it is a party.

(v) Due Organization. The Depositor has been duly formed and is validly existing as a limited liability company under the laws of the State of Delaware, and all filings required at the date hereof under the Delaware Limited Liability Company Act (6 Del. C. §18-101, et seq.) (the “LLC Act”) with respect to the due formation and valid existence of the Depositor as a limited liability company have been made; the Depositor has all requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and to perform its obligations under each Basic Document to which it is a party (collectively, the “Depositor Agreements”), this Agreement and the Securities; and the Depositor is duly qualified or registered as a foreign limited liability company to transact business and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership of property or the conduct of business, except where the failure to so qualify or register or to be in good standing would not result in a Material Adverse Effect with respect to the Depositor.

(vi) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Depositor.

(vii) Authorization of Basic Documents. As of the Closing Time, each Depositor Agreement has been duly authorized, executed and delivered by the Depositor, and, assuming the due authorization, execution and delivery thereof by the other parties thereto, will constitute a valid and binding agreement of the Depositor, enforceable against it in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(viii) Issuance of the Notes. The Notes have been duly authorized and, at the Closing Time, will have been duly executed and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Trust, enforceable against the Trust in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

(ix) Issuance of the Certificates. The Certificates have been duly authorized and, at the Closing Time, will have been duly executed and, when authenticated, issued and delivered in the manner provided for in the Trust Agreement, will be validly issued, fully paid, non-assessable and outstanding and will be in the form contemplated by, and entitled to the benefits of, the Trust Agreement.

(x) Description of the Securities and Basic Documents. The Securities and the Basic Documents conform in all material respects to the descriptions thereof and the statements relating thereto contained in the Registration Statement and the Prospectus.

(xi) Absence of Defaults and Conflicts. The Depositor is not in violation of its limited liability company agreement or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound, or to which any of its properties, operations or assets is subject (collectively, the “Depositor Agreements and Instruments”), except for violations or defaults that, individually or in the aggregate, would not result in a Material Adverse Effect with respect to the Depositor; and the execution, delivery and performance by the Depositor of the Depositor Agreements, this Agreement and the Securities, the consummation of the transactions contemplated herein or therein, in the Registration Statement or in the Prospectus (including the sale of the Notes to the Underwriters pursuant to the terms of this Agreement and the use of proceeds therefrom as described under the heading “Use of Proceeds” in the Prospectus) and compliance by it with its obligations hereunder and thereunder have been duly and validly authorized by all necessary action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, a default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively, “Liens”) upon any of its property or assets pursuant to the Depositor Agreements and Instruments except for Liens permitted by the Basic Documents and conflicts, breaches or defaults that, individually or in the aggregate, will not result in a Material Adverse Effect with respect to the Depositor, nor will such action result in any violation of the provisions of its limited liability company agreement or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Depositor or any of its assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Depositor or CarMax LLC, as the case may be.

(xii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Depositor, threatened, against or affecting the Depositor which is required to be disclosed in the Registration Statement and the Prospectus (other than as stated therein or stated in a document incorporated by reference therein), or which might reasonably be expected to result in a Material Adverse Effect with respect to the Depositor; the aggregate of all pending legal or governmental proceedings to which the Depositor is a party or of which any of its properties or assets is the subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect with respect to the Depositor.

(xiii) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein which have not been so described and filed as required.

(xiv) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court, governmental authority or agency or any other person is necessary in connection with (A) the issuance of the Securities or the offering and sale of the Notes, (B) the authorization, execution, delivery and performance by the Depositor of the Depositor Agreements or this Agreement or (C) the consummation by the Depositor of the transactions contemplated hereby or thereby, except such as have been obtained and are in full force and effect as of the Closing Time.

(xv) Possession of Licenses and Permits. The Depositor possesses or, as of the Closing Time, has applied for, such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by it; the Depositor is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect with respect to the Depositor; except for Governmental Licenses that have been applied for as of the Closing Time, all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect with respect to the Depositor or would not render a material portion of the Receivables unenforceable; and the Depositor has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect with respect to the Depositor or would render a material portion of the Receivables unenforceable.

(xvi) Title to Receivables; Payment of Fees. As of the Closing Time, the (A) Depositor will have good and marketable title to the Receivables listed in Schedule 1 to the Sale and Servicing Agreement, free and clear of any Lien (other than liens created pursuant to the Basic Documents), (B) Depositor’s assignment and delivery of the Receivables to the Trust will vest in the Trust the good and marketable title purported to be conveyed thereby, (C) Trust will be the sole owner of each Receivable free and clear of Liens other than the Lien in favor of the Indenture Trustee under the Indenture or other liens created pursuant to the Basic Documents and (D) Trust’s Grant of the Collateral to the Indenture Trustee pursuant to the Indenture will vest in the Indenture Trustee, for the benefit of the Noteholders, a first priority perfected security interest therein, subject to no prior Lien; and all taxes, fees and other governmental charges arising in connection with the transactions contemplated by this Agreement and the Basic Documents and with the execution and delivery of the Receivables, including any amendments thereto and assignments and/or endorsements thereof, have been paid by the Depositor.

(xvii) Investment Company Act. Neither the Trust nor the Depositor is, or after giving effect to the sale of the Notes and the use of proceeds thereof will be, required to be registered as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(xviii) Incorporation of Representations and Warranties. The representations and warranties of the Depositor in each Depositor Agreement are true and correct in all material respects and are hereby incorporated by reference herein and restated for the benefit of the Underwriters with the same effect as if set forth in full herein.

(xix) Rule 193. The Depositor has complied with Rule 193 of the Securities Act Regulations in connection with the offering of the Notes.

(b) Representations and Warranties by CarMax LLC. CarMax LLC represents and warrants to the Underwriters as of the date hereof, as of the Time of Sale and as of the Closing Time that the representations and warranties of the Depositor set forth in Section 1(a) are true and correct as of the time made and further represents and warrants to and agrees with the Underwriters as follows:

(i) Due Organization. CarMax LLC has been duly formed and is validly existing as a limited liability company under the laws of the State of Delaware, and all filings required at the date hereof under the LLC Act with respect to the due formation and valid existence of CarMax LLC as a limited liability company have been made;

CarMax LLC is duly qualified or registered as a foreign limited liability company to transact business, and is in good standing, in each jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary, except such jurisdictions, if any, in which the failure to be so qualified will not have a material adverse effect on either the business or properties of CarMax LLC or on the ability of CarMax LLC to perform its obligations under each Basic Document to which it is a party (collectively, the “CarMax Agreements”) and this Agreement; CarMax LLC has the requisite power and authority to own its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under each CarMax Agreement; and CarMax LLC holds all material licenses, certificates and permits from all governmental authorities necessary for the conduct of its business as described in the Prospectus.

(ii) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by CarMax LLC.

(iii) Authorization of Basic Documents. As of the Closing Time, each CarMax Agreement has been duly authorized, executed and delivered by CarMax LLC, and, assuming the due authorization, execution and delivery thereof by the other parties thereto, will constitute a valid and binding agreement of CarMax LLC, enforceable against it in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(iv) Absence of Defaults and Conflicts. CarMax LLC is not in violation of its limited liability company agreement or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound, or to which any of its properties, operations or assets is subject (collectively, the “CarMax Agreements and Instruments”), except for violations or defaults that, individually or in the aggregate, would not result in a Material Adverse Effect with respect to CarMax LLC; and the execution, delivery and performance by CarMax LLC of the CarMax Agreements and this Agreement, the consummation of the transactions contemplated herein or therein, in the Registration Statement or in the Prospectus and compliance by it with its obligations hereunder and thereunder have been duly and validly authorized by all necessary action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, a default or Repayment Event under, or result in the creation or imposition of any Lien upon any of its property or assets pursuant to the CarMax Agreements and Instruments except for Liens permitted by the Basic Documents and conflicts, breaches or defaults that, individually or in the aggregate, will not result in a Material Adverse Effect with respect to CarMax LLC, nor will such action result in any violation of the provisions of its articles of incorporation or bylaws or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over CarMax LLC or any of its assets, properties or operations.

(v) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of CarMax LLC, threatened, against or affecting CarMax LLC which is or which might reasonably be expected to result in a Material Adverse Effect with respect to CarMax LLC; the aggregate of all pending legal or governmental proceedings to which CarMax LLC is a party or of which any of its properties, operations or assets is the subject which are not described in the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect with respect to CarMax LLC.

(vi) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court, governmental authority or agency or any other person is necessary in connection with (A) the issuance of the Securities or the offering and sale of the Notes, (B) the authorization, execution, delivery and performance by CarMax LLC of the CarMax Agreements or this Agreement or (C) the consummation by CarMax LLC of the transactions contemplated hereby or thereby, except such as have been obtained and are in full force and effect as of the Closing Time.

(vii) Possession of Licenses and Permits. CarMax LLC possesses or, as of the Closing Time, has applied for, such Governmental Licenses issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by it; CarMax LLC is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect with respect to CarMax LLC; except for Governmental Licenses that have been applied for as of the Closing Time, all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect with respect to CarMax LLC or would not render a material portion of the Receivables unenforceable; and CarMax LLC has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect with respect to CarMax LLC or would render a material portion of the Receivables unenforceable.

(viii) Title to Receivables; Payment of Fees. As of the Closing Time, CarMax LLC will have good and marketable title to the Receivables listed in Schedule A to the Receivables Purchase Agreement, free and clear of any Lien; and CarMax LLC’s sale and delivery of the Receivables to the Depositor will vest in the Depositor the good and marketable title purported to be conveyed thereby.

(ix) No Material Adverse Change. Since the date as of which information is given in the Prospectus, except as otherwise set forth therein, (A) there has been no Material Adverse Effect with respect to CarMax LLC and (B) there have been no transactions entered into by CarMax LLC, other than those in the ordinary course of business, which are material with respect to it.

(x) Incorporation of Representations and Warranties. The representations and warranties of CarMax LLC in each CarMax Agreement are true and correct in all material respects and are hereby incorporated by reference herein and restated for the benefit of the Underwriters with the same effect as if set forth in full herein.

(xi) 17g-5 Representation. CarMax LLC has provided a written representation (the “17g-5 Representation”) to each nationally recognized statistical rating organization hired by CarMax LLC to rate the Notes (collectively, the “Hired NRSROs”), which satisfies the requirements of paragraph (a)(3)(iii) of Rule 17g-5 of the Exchange Act (“Rule 17g-5”) and a copy of which has been delivered to the Representative. CarMax LLC has complied, and has caused the Depositor to comply, in all material respects with the 17g-5 Representation, other than any breach of the 17g-5 Representation arising from a breach by any of the Underwriters of the representation, warranty and covenant set forth in Section 6(f)(vi).

(c) Officer’s Certificates. Any certificate signed by any officer of CarMax LLC, the Depositor or any of their respective Affiliates and delivered at the Closing Time to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by CarMax LLC, the Depositor or such Affiliate, as the case may be, to the Underwriters as to the matters covered thereby. When used in this Agreement, the term “Affiliate” shall have the meaning assigned by Rule 501(b) of the Securities Act Regulations.

Section 2. Sale and Delivery to the Underwriters; Closing.

(a) Purchase of Notes. On the basis of the representations, warranties and agreements herein contained and subject to the terms and conditions herein set forth, the Depositor agrees to sell to the Underwriters, and the Underwriters severally and not jointly agree to purchase from the Depositor, the aggregate principal amount of Notes set forth opposite each Underwriter’s name on Schedule A at a purchase price equal to, in the case of (i) the Class A-1 Notes, 99.89000% of the principal amount thereof, (ii) the Class A-2 Notes, 99.80093% of the principal amount thereof, (iii) the Class A-3 Notes, 99.74581% of the principal amount thereof, (iv) the Class A-4 Notes, 99.69506% of the principal amount thereof, (v) the Class B Notes, 99.62349% of the principal amount thereof, (vi) the Class C Notes, 99.51813% of the principal amount thereof and (vii) the Class D Notes, 99.42108% of the principal amount thereof.

(b) Payment. Payment of the purchase price, and delivery of certificates, for the Notes shall be made at the offices of Kirkland & Ellis LLP, 300 North LaSalle, Chicago, Illinois, 60654, or at such other place as shall be agreed upon by the Representative and the Depositor, at 10:00 a.m. (New York time) on August 8, 2013, or such other time not later than five business days after such date as shall be agreed upon by the Representative and the Depositor (such date and time of payment and delivery being called the “Closing Time”). Pursuant to Rule 15c6-1(d) of the Exchange Act Regulations, the parties hereto have agreed that the Closing Time will be not less than five business days following the date hereof.

Each class of Notes will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”). The interests of beneficial owners of the Notes will be represented by book entries on the records of DTC and participating members thereof. Certificates for the Securities shall be made available for examination by the Representative in Chicago, Illinois not later than 1:00 p.m. (New York time) on the business day prior to the Closing Time.

Delivery of the Notes shall be made against payment of the purchase price therefor by wire transfer of immediately available funds to a bank account designated by the Depositor.

Section 3. Agreements of the Depositor. The Depositor (and, with respect to clause (k), CarMax LLC) agrees with each Underwriter, and each Underwriter agrees with the Depositor and with CarMax LLC with respect to clause (k), as applicable, as follows:

(a) Compliance with Securities Act Regulations and Commission Requests. The Depositor, subject to Section 3(b), will comply with the requirements of Rules 424(b) and 430B and will notify the Representative immediately, and confirm the notice in writing, of (i) the effectiveness of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Prospectus, (ii) the receipt of any comments from the Commission, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information, (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus, or of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and (v) the happening of any event during the period referred to in Section 3(d) which, in the judgment of the Depositor, makes the Registration Statement or the Prospectus contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered or made available to a purchaser, not misleading. The Depositor will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the Prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file the Prospectus. The Depositor will effect any required filing of each Issuer Free Writing Prospectus pursuant to Rule 433 in the manner and within the time period required by Rule 433(d). The Depositor will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) Filing of Amendments. The Depositor will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement or any amendment, supplement or revision to either any preliminary prospectus (including any prospectus included in the Registration Statement or amendment thereto at the time it became effective) or to the Prospectus, whether pursuant to the Securities Act, the Exchange Act or otherwise, and the Depositor will furnish the Representative with copies of all such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall object.

(c) Delivery of Registration Statements. The Depositor has furnished or will deliver to the Representative and counsel for the Underwriters, without charge, a signed copy of the Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof) and a signed copy of all consents and certificates of experts, and will also deliver to the Representative, without charge, a conformed copy of the Registration Statement and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Offering Documents. The Depositor will deliver to each Underwriter, without charge, as many copies of each Preliminary Prospectus as such Underwriter may reasonably request, and the Depositor hereby consents to the use of such copies for purposes permitted by the Securities Act. The Depositor will furnish to each Underwriter, without charge, during the period when a prospectus is required to be delivered under the Securities Act or the Exchange Act, such number of copies of the Prospectus as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Continued Compliance with Securities Laws. The Depositor will comply with the Securities Act and the Securities Act Regulations, the Exchange Act and the Exchange Act Regulations and the Trust Indenture Act Regulations so as to permit the completion of the distribution of the Notes as contemplated in this Agreement, the Basic Documents, the Registration Statement and the Prospectus. If at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Notes, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or counsel to the Depositor, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act or the Securities Act Regulations, the Depositor will promptly prepare and file with the Commission, subject to the review and approval provisions afforded to the Representative described in Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, the Depositor will use its best efforts to have such amendment declared effective as soon as practicable and the Depositor will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing

Prospectus conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Depositor will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(f) State Securities Law Qualifications. The Depositor will use its best efforts, in cooperation with the Underwriters, in arranging for the registration and qualification of the Notes for offering and sale and the determination of their eligibility for investment, as the case may be, under the laws of such jurisdictions as the Underwriters designate and will continue to assist the Underwriters in maintaining such registrations and qualifications in effect for a period of not less than one year from the date of the Prospectus and in filing such consents to service of process or other documents as may be necessary in order to effect such registrations and qualifications; provided, however, that the Depositor shall not be obligated to file any general consent to service of process or to qualify as a foreign limited liability company or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Depositor will also supply the Underwriters with such information as is necessary for the determination of the legality of the offering and sale of the Notes for investment under the laws of such jurisdictions as the Underwriters may reasonably request.

(g) Earnings Statement. The Depositor will timely file such reports pursuant to the Exchange Act as are necessary in order to cause the Trust to make generally available to holders of the Notes as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act and Rule 158 under the Securities Act Regulations.

(h) Use of Proceeds. The Depositor shall cause the Trust to use the net proceeds received by it from the sale of the Notes in the manner specified in the Base Prospectus under “Use of Proceeds”.

(i) Reports, Statements and Certificates. So long as any Notes are outstanding, the Depositor shall deliver or cause to be delivered to the Underwriters, as soon as copies become available, copies of (i) each payment date certificate delivered to Securityholders pursuant to Section 4.9 of the Sale and Servicing Agreement, (ii) the annual statements of compliance, annual independent certified public accountants’ reports and annual opinions of counsel furnished to the Indenture Trustee or the Owner Trustee pursuant to the Basic Documents, as soon as such statements, reports and opinions are furnished to the Indenture Trustee or the Owner Trustee, as the case may be, (iii) all documents of the Depositor or the Trust required to be filed with the Commission pursuant to the Exchange Act or any order of the Commission thereunder and (iv) such other information concerning CarMax LLC, the Depositor, the Trust or the Securities as the Underwriters may reasonably request from time to time.

(j) Reporting Requirements. The Depositor, during the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the Exchange Act Regulations.

(k) 17g-5 Representation. CarMax LLC will comply, and will cause the Depositor to comply, with the 17g-5 Representation, other than any breach of the 17g-5 Representation arising from a breach by any Underwriter of the representation, warranty and covenant set forth in Section 6(f)(vi).

Section 4. Payment of Expenses.

(a) Expenses. The Depositor shall pay all of its own expenses incident to the performance of its obligations under this Agreement, including without limitation (i) the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus, the Prospectus and each amendment or supplement thereto, (ii) the preparation, reproduction and delivery to the Underwriters of this Agreement, any agreement among Underwriters, each Basic Document and each other document as may be required in connection with the issuance and delivery of the Securities or the offering, purchase or sale of the Notes, (iii) the preparation, issuance and delivery of the certificates for the Notes to the Underwriters and the Certificates to the Depositor, (iv) the fees and expenses of the counsel, accountants and other advisors of the Depositor and any of its Affiliates, in connection with the transactions contemplated by this Agreement, (v) the qualification of the Notes under state securities laws in accordance with the provisions of Section 3(f), including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith, (vi) the printing and delivery to the Underwriters of copies of any Preliminary Prospectus, any Issuer Free Writing Prospectus or Free Writing Prospectus consented to by the Depositor and the Representative, the Prospectus and any amendments or supplements thereto, (vii) the fees and expenses of the Owner Trustee and the Indenture Trustee, including the reasonable fees and disbursements of their respective counsel in connection with the transactions contemplated by this Agreement, (viii) any fees payable to rating agencies in connection with the rating of the Notes and (ix) the costs and expenses (including any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Notes made by the Underwriters caused by a breach of the representation contained in Section 1(a)(ii)(F); however, the Underwriters shall have provided notice to the Depositor prior to reforming any contracts for sale of the Notes. The Underwriters will pay the fees and expenses of counsel to the Underwriters. Except as provided in Sections 4(b) and 10, or as otherwise provided in this subsection, the Underwriters will pay all their own costs and expenses.

(b) Termination of Agreement. If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 5(p) or Section 10(a)(i), the Depositor shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

Section 5. Conditions of the Obligations of the Underwriters. The obligations of the Underwriters are subject to the accuracy of the representations and warranties of CarMax LLC and the Depositor contained in Section 1 and in certificates of any officer of CarMax LLC, the Depositor or any of their respective Affiliates delivered pursuant to the provisions hereof, to the performance by CarMax LLC and the Depositor of their respective covenants and other obligations hereunder and to the following additional conditions:

(a) Effectiveness of Registration Statement. The Registration Statement has become effective and is effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and at the Closing Time no proceedings for that purpose shall have been instituted or be pending or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel for the Underwriters. A prospectus containing information relating to the description of the Securities, the specific method of distribution and similar matters shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430B).

(b) Independent Accountants’ Report. At the Closing Time, the Underwriters shall have received from KPMG LLP two letters, dated as of the date of the Preliminary Prospectus and as of the date of the Prospectus, respectively, in form and substance as previously agreed upon by the Representative and otherwise satisfactory in form and substance to the Underwriters and counsel for the Underwriters, containing statements and information of the type ordinarily included in accountants’ “agreed upon procedures reports” with respect to certain financial, statistical and other information contained in or incorporated by reference into the Prospectus.

(c) Officer’s Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus or the Time of Sale Information, any Material Adverse Effect with respect to either CarMax LLC or the Depositor whether or not arising in the ordinary course of business, and the Underwriters shall have received a certificate, dated as of the Closing Time, of an authorized officer of (i) the Depositor to the effect that (A) there has been no such Material Adverse Effect, (B) the representations and warranties in Section 1(a) are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (C) the Depositor has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time and (D) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted, are pending or, to the best of such officer’s knowledge, are threatened by the Commission and (ii) CarMax LLC to the effect that (A) there has been no such Material Adverse Effect, (B) the representations and warranties in Section 1(b) are true and correct with the same force and effect as though expressly made at and as of the Closing Time and (C) CarMax LLC has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time.

(d) Opinion of Counsel for CarMax LLC and the Depositor. At the Closing Time, the Underwriters shall have received the favorable opinion, dated as of the Closing Time, of Kirkland & Ellis LLP, counsel for CarMax LLC and the Depositor and special New York counsel to the Trust, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

(i) Each of the Basic Documents and this Agreement to which CarMax LLC or the Depositor is a party have been duly executed and delivered by CarMax LLC and the Depositor, as applicable, and constitute a valid and binding agreement of CarMax LLC or the Depositor, enforceable against such party in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, reorganization, or similar laws affecting the enforcement of creditors’ rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law and except as rights to indemnity and contribution may be limited by applicable law.

(ii) Each Basic Document to which the Trust is a party (other than the Trust Agreement) constitutes a valid and binding agreement of the Trust, enforceable against the Trust in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, reorganization, or similar laws affecting the enforcement of creditors’ rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law and except as rights to indemnity and contribution may be limited by applicable law.

(iii) Based upon such counsel’s review of this Agreement and the Basic Documents, neither the execution, delivery and performance by CarMax LLC or the Depositor of this Agreement or any Basic Documents to which it is a party, as applicable, nor the issuance and delivery of the Notes, nor the consummation of the transactions contemplated by this Agreement and the Basic Documents, nor the fulfillment of the terms thereof, (a) violates in any material respect any applicable law, statute or regulation (except that no opinion in this paragraph need be expressed as to compliance with any disclosure requirement or any prohibition against fraud or misrepresentation or as to whether performance of the indemnification or contribution provisions in this Agreement would be permitted), or to such counsel’s actual knowledge result in a breach or violation of any Court Order, (b) violates any provision of the certificate of formation or amended and restated limited liability company agreement of CarMax LLC or the Depositor, as applicable, and (c) to such counsel’s knowledge, conflicts with, or results in any breach of any of the terms and provisions of, or constitutes (with or without notice or lapse of time) a default under, or results in the creation of any lien, charge or encumbrance upon any of the property or assets of CarMax LLC or the Depositor pursuant to the terms of any indenture, agreement, mortgage, deed of trust or other instrument to which CarMax LLC or the Depositor is subject, other than liens, charges or encumbrances created in connection with the Basic Documents (except that no opinion need be expressed with respect to compliance with financial covenants). For purposes of this paragraph, “Court Order” means a court or administrative order, writ, judgment or decree that names CarMax LLC or the Depositor and is specifically directed to such entity’s property (it being understood that such counsel has not undertaken any investigation to identify Court Orders to which CarMax LLC or the Depositor is subject).

(iv) To such counsel’s actual knowledge, there are no outstanding judgments, actions, suits or proceedings or investigations, pending or threatened, against CarMax LLC or the Depositor before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (a) asserting the invalidity of this Agreement, the Basic Documents or the Notes, (b) seeking to prevent the issuance of the Notes, the Certificates or the consummation of any of the transactions contemplated by this Agreement and the Basic Documents, (c) seeking any determination or ruling which, if adversely determined, would reasonably be expected to materially and adversely affect the performance by the Depositor or CarMax LLC of their obligations under, or the validity or enforceability of, this Agreement or the Basic Documents.

(v) When the Notes have been duly executed on behalf of the Trust and duly authenticated and delivered by the Indenture Trustee, upon the order of the Trust in accordance with the Indenture, and the Notes have been delivered and paid for pursuant to this Agreement, the Notes will be duly issued and outstanding, and the holder of record of any such Notes will be entitled to the benefits afforded by the Indenture, and the Notes will be valid and binding obligations of the Trust, enforceable in accordance with their terms, subject to any limitations imposed by bankruptcy, insolvency, reorganization, or similar laws affecting the enforcement of creditors’ rights in general and by principles of equity.

(vi) Neither the Trust nor the Depositor is now, and immediately following the issuance of the Notes and the Certificates and the sale of the Notes to the Underwriters pursuant to this Agreement will be, required to be registered as an “investment company” under the Investment Company Act.

(vii) The form of the Indenture has been qualified under the Trust Indenture Act, and, other than the duly and timely filing of a Current Report on Form 8-K under the Exchange Act, which will have attached as an exhibit thereto a copy of the Indenture as executed, no further action by the Depositor or the Trust is required to qualify the Indenture under the Trust Indenture Act.

(viii) No approval, authorization, consent or order of any court or governmental agency or body which has not already been obtained or given is required to be obtained by CarMax LLC or the Depositor in connection with (a) the due authorization, execution and delivery and the performance on the date hereof by CarMax LLC or the Depositor of this Agreement or any Basic Document to which it is a party, (b) the validity, binding effect or enforceability of this Agreement or any Basic Document or (c) the valid and proper authorization, issuance and sale of the Notes pursuant to this Agreement and the Basic Documents, except for (i) state securities or blue sky laws, on compliance with which such counsel need not opine, (ii) routine renewals of existing licenses and permits of CarMax LLC or the Depositor, (iii) consents, licenses and permits that may become necessary as a result of any change of law or change in the Depositor’s or CarMax LLC’s business after the date of such opinion and (iv) any actions that may be required by the federal Assignment of Claims Act of 1940 and any similar state or local law in connection with assignments of receivables the obligors of which are covered by such acts.

(ix) The Registration Statement in respect of the Notes is effective under the Securities Act and the Preliminary Prospectus, each Issuer Free Writing Prospectus and the Prospectus have been filed with the Commission pursuant to Rule 424(b); to the best of such counsel’s actual knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act.

(x) The statements in the Prospectus Supplement and the Base Prospectus under the captions “Summary of the Notes and the Transaction Structure—Material Considerations for ERISA and Other U.S. Employee Benefit Plan Investors,” “Material Legal Issues Relating to the Receivables” and “Material Considerations for ERISA and Other U.S. Employee Benefit Plan Investors,” to the extent that they constitute matters of federal law or legal conclusions, have been prepared or reviewed by such counsel and are correct in all material respects.

(xi) The descriptions in the Disclosure Package and the Prospectus of the Notes and the Basic Documents constitute a fair summary thereof and fairly present the information required to be shown in all material respects. As used in this subsection, “Disclosure Package” means (a) the Preliminary Prospectus and (b) the Ratings Free Writing Prospectus and the free writing prospectus filed by the Issuing Entity with the Commission on the date of the Time of Sale, taken as a whole.

(xii) Each of the Registration Statement, as of its effective date, and the Prospectus, as of its date, complied as to form in all material respects with the requirements of the Securities Act and the rules and regulations under the Securities Act, except that no opinion need be expressed as to financial and statistical data included therein or excluded therefrom, the exhibits thereto or the documents incorporated therein and (except to the extent of the opinions in paragraphs (x) and (xi) above) such counsel does not assume any responsibilities for the accuracy, completeness or fairness of the statements therein.

(xiii) Pursuant to Sections 201(a), 204 and 206 of the LLC Act, the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) is required to maintain a public record showing limited liability companies that have been organized. Pursuant to Section 3810, Section 3811 and Section 3812 of the Delaware Statutory Trust Act, the Delaware Secretary of State is required to maintain a public record showing statutory trusts that have been formed. Based solely on such counsel’s review of (i) the LLC Act as found in “Corporation: Covering Corporation Practice, Procedure, Law—Aspen Law & Business,” as supplemented through June 17, 2013; (ii) the Delaware Statutory Trust Act as found in “Delaware Code Annotated, Volume 7A, 2007 Volume—Michie;” and (iii) as to each of CarMax LLC, the Depositor and the Trust’s existence in the State of Delaware, a copy of the certificate of formation of each of CarMax LLC and the Depositor and a copy of the certificate of trust of the Trust, each as supplied to such counsel by the Delaware Secretary of State, each of CarMax LLC, the Depositor and the Trust is a registered organization (as such term is defined in the Uniform Commercial Code (the “UCC”) as in effect in the state of New York UCC (the “New York UCC”) formed under the laws of the State of Delaware. For the purposes of this opinion, such counsel may assume that each of CarMax LLC, the Depositor and the Trust is organized solely under the laws of the State of Delaware. Each of CarMax LLC, the Depositor and the Trust is, therefore, located, for purposes of Article 9 of the New York UCC, in the State of Delaware and the local law of Delaware governs perfection by the filing of a financing statement of a nonpossessory security interest in the Receivables granted by CarMax LLC, the Depositor and the Trust.

(xiv) Assuming the Receivables are created under, and are evidenced solely by, retail installment sale contracts in the form attached to the Receivables Purchase Agreement as Exhibit B, and assuming they are completed in their entirety and executed and there is nothing that would prevent them from being enforceable, then the Receivables will constitute “tangible chattel paper” as such term is defined in Article 9 of the New York UCC.

(xv) When each of the Receivables Purchase Agreement and the first step bill of sale has been duly executed and delivered by all parties thereto and when value has been given as provided in Section 9-203(b)(1) of the New York UCC with respect to the Receivables, the Depositor will have a valid and enforceable security interest in such Receivables and identifiable cash proceeds thereof. When, in addition to the foregoing, the UCC-1 financing statement naming CarMax LLC as debtor for the purpose of perfecting the Depositor’s interest in the Receivables, as granted under the Receivables Purchase Agreement (the “First Step Financing Statement”) has been duly filed in the office of the Delaware Secretary of State, the security interest in favor of the Depositor in such Receivables and identifiable cash proceeds thereof will be perfected.

(xvi) When each of the Receivables Purchase Agreement, the first step bill of sale and the Sale and Servicing Agreement has been duly executed and delivered by all parties thereto and when value has been given as provided in Section 9-203(b)(1) of the New York UCC with respect to the Receivables, the Trust will have a valid and enforceable security interest in such Receivables and the identifiable cash proceeds thereof. When, in addition to the foregoing, the First Step Financing Statement and the UCC-1 financing statement naming the Depositor as “debtor” (the “Second Step Financing Statement”) for the purpose of perfecting the Trust’s security interest in the Receivables, as granted under the Sale and Servicing Agreement has been duly filed in the office of the Delaware Secretary of State, the security interest in favor of the Trust in such Receivables and identifiable cash proceeds thereof will be perfected.

(xvii) When each of the Basic Documents has been duly executed and delivered by all parties thereto and when value has been given as provided in Section 9-203(b)(1) of the New York UCC with respect to the Receivables, the Indenture Trustee will have a valid and enforceable security interest in such Receivables and the identifiable cash proceeds thereof. When, in addition to the foregoing, the First Step Financing Statement, the Second Step Financing Statement and the UCC-1 financing statement naming the Trust as “debtor” (the “Third Step Financing Statement” and, together with the First Step Financing Statement and the Second Step Financing Statement, the “Financing Statements”) for the purpose of perfecting the Indenture Trustee’s security interest in the Receivables, have been duly filed in the office of the Secretary of State of the State of Delaware, the security interest in favor of the Indenture Trustee in such Receivables and identifiable cash proceeds thereof will be perfected.

(xviii) Under the New York UCC, a nonpossessory security interest in tangible chattel paper can be perfected by the filing of a financing statement only in the jurisdiction where the debtor is located. Because each of CarMax LLC, the Depositor and the Trust is located in Delaware for purposes of the New York UCC, Delaware is the only jurisdiction in which a financing statement could be filed to perfect a nonpossessory security interest in the rights of CarMax LLC, the Depositor and the Trust in the Receivables. Therefore, to the extent a financing statement was filed there, the office of the Delaware Secretary of State constitutes the only filing office from which UCC searches performed by personnel of CT Corporation System in the office of the Delaware Secretary of State with respect to CarMax LLC, the Depositor and the Trust (such reports collectively, the “UCC Search Reports”) must be reviewed to determine whether another nonpossessory security interest in the rights of CarMax LLC, the Depositor or the Trust in the Receivables exists which was perfected by filing. Such counsel may not have reviewed any UCC search reports other than the UCC Search Reports.

(xix) Based solely on such counsel’s review of the UCC Search Reports and assuming the UCC-3 financing statements releasing any interest of the CarMax Entities’ conduit lenders are duly filed in the office of the Delaware Secretary of State, the respective security interests of the Depositor, the Trust and the Indenture Trustee in the Receivables and identifiable cash proceeds thereof are subject to no equal or prior security interest perfected by filing a financing statement under the UCC as in effect in the State of Delaware (the “Delaware UCC”). To the extent the Receivables constitute “tangible chattel paper” under the New York UCC, the local law of the jurisdiction in which the Receivables are physically located governs the effect of perfection or non-perfection and the priority of a nonpossessory security interest in the Receivables. For purposes of such counsel’s opinion, such counsel may assume that the UCC provisions governing the effect of perfection or non-perfection and the priority of nonpossessory security interests in tangible chattel paper as in effect in each jurisdiction in which the Receivables are physically located, and the interpretation of such provisions in each such jurisdiction, are identical to the corresponding provisions and interpretations under the New York UCC.

(xx) When each of the Basic Documents has been duly executed and delivered by all parties thereto, and value has been given as provided in Section 9-203(b)(1) of the New York UCC with respect to the Collection Account and the Note Payment Account (collectively, the “Accounts”), the Indenture Trustee will have a valid and enforceable security interest in the Accounts and the identifiable cash proceeds thereof and such security interest will be perfected under the New York UCC. For the purposes of this paragraph, such counsel may also assume that each Account is a “deposit account” as defined in the New York UCC, that such Account is maintained with the Indenture Trustee and that the Indenture Trustee is a “bank” as defined in the New York UCC. To the extent each Account constitutes a “securities account” as defined in the New York UCC, and when each of the Financing Statements has been duly filed in the office of the Delaware Secretary of State, the security interest of the Indenture Trustee in the Accounts and identifiable cash proceeds thereof has been perfected.

(xxi) Based upon such counsel’s participation in the conferences and document review identified in the preceding paragraph, such counsel’s understanding of applicable law and the experience such counsel has gained in their practice thereunder and relying as to matters of fact to a large extent upon the opinions and statements of officers of CarMax LLC and the Depositor, nothing came to such counsel’s attention that has caused such counsel to conclude that (a) the Registration Statement as of its most recent effective date preceding the Time of Sale, when considered together with the information omitted therefrom but included in the Disclosure Package, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) the Disclosure Package at the Time of Sale contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that no view need be expressed as to any information omitted from the Preliminary Prospectus Supplement in reliance on Rule 430B under the Securities Act Regulations), or (c) the Prospectus as of the date thereof or as of the date hereof contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No opinion need be expressed as to the use or content of any materials distributed in connection with the offering or sale of the Notes other than the Disclosure Package and the Prospectus.

(e) Opinion of Special Delaware Counsel for the Depositor. At the Closing Time, the Underwriters shall have received the favorable opinion, dated as of the Closing Time, of Richards, Layton & Finger, P.A., special Delaware counsel for the Depositor, in form and substance satisfactory to counsel for the Underwriters, substantially to the effect that:

(i) CarMax LLC is a limited liability company validly existing and in good standing under the laws of the State of Delaware and has the limited liability company power and authority to own its properties and to conduct its business as described in the Prospectus and to execute, deliver and perform its obligations under this Agreement and the CarMax Agreements.

(ii) The execution, delivery and performance by CarMax LLC of this Agreement and the CarMax Agreements have been duly and validly authorized by all necessary limited liability company action on the part of CarMax LLC.

(iii) The Depositor is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware and has the power and authority to own its properties and to conduct its business as described in the Prospectus and to execute, deliver and perform its obligations under this Agreement and the Depositor Agreements.

(iv) The Amended and Restated Limited Liability Company Agreement of the Depositor, dated as of December 1, 2004 (the “LLC Agreement”), by CarMax LLC, as the sole equity member (the “Member”) of the Depositor, and the special members named therein, constitutes a legal, valid and binding agreement of the Member, and is enforceable against the Member in accordance with its terms, except as the enforcement thereof may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting the enforcement of creditor’s rights generally and to general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

(v) Under the LLC Act and the LLC Agreement, the Depositor has all necessary limited liability company power and authority to execute and deliver, and to perform its obligations under this Agreement and the Depositor Agreements.

(vi) Under the LLC Act and the LLC Agreement, the execution and delivery by the Depositor of this Agreement and the Depositor Agreements, and the performance by the Depositor of its obligations hereunder and thereunder (including the sale of the Notes to the Underwriters pursuant to the terms of this Agreement), have been duly authorized by all necessary limited liability company action on the part of the Depositor.

(vii) The execution and delivery by the Depositor of this Agreement and the Depositor Agreements, and the performance by the Depositor of its obligations hereunder and thereunder (including the sale of the Notes to the Underwriters pursuant to the terms of this Agreement), do not violate (A) any Delaware law, rule or regulation or (B) the LLC Act or the LLC Agreement.

(viii) No authorization, consent, approval or order of any Delaware court or any Delaware governmental or administrative body is required to be obtained by the Depositor solely in connection with the execution and delivery by the Depositor of this Agreement or the Depositor Agreements or the performance by the Depositor of its obligations hereunder or thereunder (including the sale of the Notes to the Underwriters pursuant to the terms of this Agreement).

(f) Opinion of Bankruptcy Counsel for CarMax LLC. At the Closing Time, the Underwriters shall have received the favorable opinion, dated as of the Closing Time, of Kirkland & Ellis LLP, bankruptcy counsel for CarMax LLC, in form and substance satisfactory to counsel for the Underwriters, substantially to the effect that in a properly presented and argued case in a proceeding under the United States Bankruptcy Code (the “Bankruptcy Code”) in which CarMax LLC is the debtor, the bankruptcy court, exercising reasonable judgment after fully considering all relevant factors, would not: (i) under applicable federal bankruptcy law, apply the doctrine of substantive consolidation to consolidate the assets and liabilities of the Depositor with the assets and liabilities of CarMax LLC; (ii) determine that the Receivables are property of CarMax LLC’s bankruptcy estate under Section 541 of the Bankruptcy Code and, thus, compel the turnover of the Receivables or proceeds thereof by the Depositor or the Trust to CarMax LLC as debtor in possession or the bankruptcy trustee therefor under Section 542 of the Bankruptcy Code; or (iii) prohibit the Depositor or the Trust from collecting on the Receivables or using the proceeds thereof pursuant to the automatic stay provisions of Section 362(a) of the Bankruptcy Code.

(g) Opinion of Tax Counsel for the Depositor. At the Closing Time, the Underwriters shall have received the favorable opinion, dated as of the Closing Time, of Kirkland & Ellis LLP, federal income tax counsel for the Depositor, in form and substance satisfactory to counsel for the Underwriters, substantially to the effect that: (i) the Notes will be characterized as indebtedness for United States federal income tax purposes; (ii) the Trust will not be characterized as an association (or publicly traded partnership) taxable as a corporation for United States federal income tax purposes; and (iii) the statements in the Base Prospectus under the headings “Summary—Tax Status” and “Material Federal Income Tax Consequences” and in the Preliminary Prospectus Supplement and the Prospectus Supplement under the headings “Summary of the Notes and the Transaction Structure—Tax Status” and “Material Federal Income Tax Consequences,” to the extent such statements relate to the Notes and purport to summarize matters of United States federal tax laws or legal conclusions with respect thereto, have been reviewed by such counsel and are correct in all material respects.

(h) Opinion of Special Delaware Counsel for the Trust. At the Closing Time, the Underwriters shall have received the favorable opinion, dated as of the Closing Time, of Richards, Layton & Finger, P.A., special Delaware counsel for the Trust, in form and substance satisfactory to counsel for the Underwriters, substantially to the effect that:

(i) The Trust has been duly formed and is validly existing as a statutory trust pursuant to the laws of the State of Delaware, 12 Del. C. §§ 3801, et seq. (the “Statutory Trust Act”), and has the power and authority under the Trust Agreement and the Statutory Trust Act to execute, deliver and perform its obligations under the Basic Documents to which the Trust is a party, to issue the Certificates and the Notes and to grant the Owner Trust Estate to the Indenture Trustee as security for the Notes.

(ii) The Basic Documents to which the Trust is a party have been duly authorized, executed and delivered by the Trust and the Notes have been duly authorized, executed and delivered by the Trust.

(iii) The Trust Agreement constitutes a legal, valid and binding agreement of the Depositor and the Owner Trustee, enforceable against the Depositor and the Owner Trustee in accordance with its terms, except as the enforcement thereof may be subject to or limited by bankruptcy, insolvency, liquidation, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting the enforcement of creditor’s rights generally, to general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law), applicable public policy regarding indemnification and contribution and the implied covenants of good faith and fair dealing.

(iv) The Certificates have been duly authorized by the Trust and, when executed by the Trust, authenticated by the Owner Trustee and delivered to the Depositor in accordance with the Trust Agreement, the Certificates will be validly issued and outstanding and entitled to the benefits of the Trust Agreement.

(v) Neither the execution, delivery and performance by the Trust of the Basic Documents to which the Trust is a party, the Certificates or the Notes, nor the consummation by the Trust of any of the transactions contemplated thereby, requires the consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action in respect of, any governmental authority or agency of the State of Delaware, other than the filing of the Certificate of Trust with the Secretary of State pursuant to the Trust Agreement and the filing of a financing statement on form UCC-1 with the Secretary of State pursuant to the Indenture.

(vi) Neither the execution, delivery and performance by the Trust of the Basic Documents to which the Trust is a party, the Certificates or the Notes, nor the consummation by the Trust of the transactions contemplated thereby, will conflict with or result in a breach of, or constitute a default under the provisions of the Trust Agreement or any law, rule or regulation of the State of Delaware applicable to the Trust or, to our knowledge without independent investigation, any judgment or order of the State of Delaware applicable to the Trust or its properties or, to such counsel’s knowledge without independent investigation, any indenture, mortgage, contract or other agreement or instrument to which the Trust is a party or by which it is bound.

(vii) Pursuant to Section 3805(b) of the Statutory Trust Act, no creditor of any Certificateholder shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the Owner Trust Estate except in accordance with the terms of the Trust Agreement.

(viii) Pursuant to Section 3805(c) of the Statutory Trust Act, except to the extent otherwise provided in the Trust Agreement, a Certificateholder has no interest in specific Trust Property.

(ix) Pursuant to Section 3808(a) and (b) of the Statutory Trust Act, the Trust may not be terminated or revoked by any Certificateholder, and the dissolution, termination or bankruptcy of any Certificateholder shall not result in the termination or dissolution of the Trust, except to the extent otherwise provided in the Trust Agreement.

(x) Under the Statutory Trust Act, the Trust is a separate legal entity and, assuming that the Sale and Servicing Agreement conveys good title to the Trust Property to the Trust as a true sale and not as a security arrangement, the Trust rather than the Certificateholders will hold whatever title to the Trust Property as may be conveyed to it from time to time pursuant to the Sale and Servicing Agreement, except to the extent that the Trust has taken action to dispose of or otherwise transfer or encumber any part of the Trust Property.

(i) Opinion of Counsel for the Indenture Trustee. At the Closing Time, the Underwriters shall have received the favorable opinions, each dated as of the Closing Time, of in-house counsel for the Indenture Trustee and Dorsey & Whitney LLP, counsel to the Indenture Trustee, in form and substance satisfactory to counsel for the Underwriters, the opinions together substantially to the effect that:

(i) The Indenture Trustee has been duly incorporated and is validly existing as a national banking association under the laws of the United States of America.

(ii) The Indenture Trustee, at the time of its execution and delivery of the Indenture, had full power and authority to execute and deliver the Indenture and the Administration Agreement (collectively, the “Indenture Trustee Agreements”) and has full power and authority to perform its obligations thereunder.

(iii) To the best of such counsel’s knowledge, there are no actions, proceedings or investigations pending or threatened against or affecting the Indenture Trustee before or by any court, arbitrator, administrative agency or other governmental authority which, if adversely decided, would materially and adversely affect the ability of the Indenture Trustee to carry out the transactions contemplated in the Indenture Trustee Agreements.

(iv) No consent, approval or authorization of, or registration, declaration or filing with, any court or governmental agency or body of the United States of America or any state thereof was or is required for the execution, delivery or performance by the Indenture Trustee of the Indenture Trustee Agreements.

(v) Each of the Indenture Trustee Agreements has been duly and validly authorized, executed and delivered by the Indenture Trustee and constitutes a legal, valid and binding obligation of the Indenture Trustee enforceable against the Indenture Trustee in accordance with its respective terms, except that certain of such obligations may be enforceable solely against the Collateral and except that such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, liquidation or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(vi) The Notes have been duly authenticated and delivered by the Indenture Trustee in accordance with the terms of the Indenture.

(j) Opinion of Counsel for the Owner Trustee. At the Closing Time, the Underwriters shall have received the favorable opinion, dated as of the Closing Time, of counsel for the Owner Trustee (which counsel may be in-house counsel to the Owner Trustee or other counsel satisfactory to counsel to the Underwriters), in form and substance satisfactory to counsel for the Underwriters, substantially to the effect that:

(i) U.S. Bank is a national banking association validly existing under federal law and has the corporate power and authority to execute, deliver and perform its obligations under the Trust Agreement.

(ii) The Trust Agreement has been duly authorized, executed and delivered by U.S. Bank.

(iii) U.S. Bank has duly executed and delivered each Basic Document.

(iv) Neither the execution, delivery and performance by U.S. Bank of the Trust Agreement nor the execution, delivery and performance by U.S. Bank of the Basic Documents, will conflict with or result in a breach of, or constitute a default under the Organization Certificate or By-Laws of U.S. Bank or any law, rule or regulation of the State of Delaware or the federal law of the United States governing the trust powers of U.S. Bank or, to such counsel’s knowledge, without independent investigation, any judgment or order of any court, administrative agency or tribunal of the State of Delaware or the United States applicable to U.S. Bank or its properties or, to such counsel’s knowledge, without independent investigation, any indenture, mortgage, contract or other agreement or instrument to which U.S. Bank is a party or by which it is bound.

(v) No consent, approval or other authorization of, or registration, declaration or filing with, any court or governmental agency or authority of the State of Delaware or the United States is required by or with respect to U.S. Bank for (A) the valid execution, delivery and performance of the Trust Agreement, (B) the valid execution and delivery by U.S. Bank of the Basic Documents or (C) the validity or enforceability of the Trust Agreement and the Basic Documents.

(vi) To such counsel’s knowledge, without independent investigation, there are no actions, suits or proceedings pending or threatened (by written communication to it of a present intention to initiate such action, suit or proceeding) affecting U.S. Bank before any court or other government authority of the State of Delaware or the United States which, if adversely determined, would materially and adversely affect the ability of U.S. Bank to carry out the transactions under the Trust Agreement.

(k) Opinion of Counsel for the Underwriters. At the Closing Time, the Underwriters shall have received the favorable opinion, dated as of the Closing Time, of Sidley Austin LLP, counsel for the Underwriters, in form and substance satisfactory to the Underwriters. In rendering such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel reasonably satisfactory to the Underwriters.

(l) Reliance Letters. At the Closing Time, counsel to CarMax LLC and the Depositor shall provide reliance letters to the Underwriters relating to each legal opinion relating to the transaction contemplated hereby rendered to either Trustee or any rating agency.

(m) Maintenance of Rating. At the Closing Time, the Notes shall have been assigned the ratings indicated in the Ratings Free Writing Prospectus from the nationally recognized statistical rating organizations named therein and the Depositor shall have delivered to the Underwriters a letter dated the Closing Time from each such nationally recognized statistical rating organization, or other evidence satisfactory to the Representative, confirming that the Notes have such ratings; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Notes or any other securities of CarMax LLC or any of its Affiliates (excluding previously issued ABS notes) by any nationally recognized statistical rating organization, and no such rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Notes or any other securities of CarMax LLC or any of its Affiliates (excluding previously issued ABS notes).

(n) Additional Rating Agency Requirements. The Depositor will, to the extent, if any, that the ratings provided with respect to the Notes by any rating agency on the Closing Date are conditioned upon the furnishing or the taking of any other actions by the Depositor or an Affiliate thereof, furnish such documents and take, or cause to be taken, all such other actions on or prior to the Closing Date.

(o) Additional Documents. At the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as it may reasonably require for the purpose of enabling it to pass upon the issuance of the Securities and the sale of the Notes as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Depositor in connection with the foregoing shall be satisfactory in form and substance to counsel for the Underwriters.

(p) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Depositor at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 7, 8 and 9 shall survive any such termination and remain in full force and effect.

Section 6. Written Communications; Communications with Nationally Recognized Statistical Rating Organizations.

(a) The following terms have the specified meanings for purposes of this Agreement:

(i) “Derived Information” means such written information (including any Intex CDI file) regarding the Notes as is disseminated by any Underwriter to a potential investor, which information is neither (A) Issuer Information nor (B) contained in (1) the Registration Statement, the Preliminary Prospectus, the Prospectus Supplement, the Prospectus or any amendment or supplement to any of them, taking into account information incorporated therein by reference (other than information incorporated by reference from any information regarding the Notes that is disseminated by any Underwriter to a potential investor) or (2) any computer tape in respect of the Notes or the related receivables furnished by the Depositor to any Underwriter.

(ii) “Issuer Information” has the meaning given to such term in Rule 433(h)(2) and footnote 271 of the Commission’s Securities Offering Reform Release (Rel. No. 33-8591), and shall also include any information in any Issuer Free Writing Prospectus or in any Underwriter Free Writing Prospectus prepared or approved by the Depositor.

(iii) “Underwriter Free Writing Prospectus” means “written communications” (as defined in Rule 405 under the Securities Act) containing no more than the following: (1) information included in the Preliminary Prospectus with the consent of the Depositor (except as provided in clauses (2) through (6) below), (2) information relating to the class, size, rating, price, CUSIPs, coupon, yield, spread, benchmark, status and/or legal maturity date of the Notes, the weighted average life, expected final payment date, trade date, settlement date and payment window of one or more classes of Notes and the underwriters for one or more classes of the Notes, (3) the eligibility of the Notes to be purchased by ERISA plans, (4) a column or other entry showing the status of the subscriptions for the Notes (both for the issuance as a whole and for each Underwriter’s retention) and/or expected pricing parameters of the Notes, (5) Intex CDI files that do not contain any Issuer Information other than the information included in the Preliminary Prospectus or information derived from any such Issuer Information and (6) any Derived Information.

(b) The Depositor will not disseminate to any potential investor any information relating to the Securities that constitutes a “written communication” within the meaning of Rule 405 under the Securities Act, other than the Time of Sale Information and the Prospectus, unless the Depositor has obtained the prior consent of the Representative.

(c) Neither the Depositor nor any Underwriter shall disseminate or file with the Commission any information relating to the Notes in reliance on Rule 167 or 426 under the Securities Act, nor shall the Depositor or any Underwriter disseminate any Underwriter Free Writing Prospectus “in a manner reasonably designed to lead to its broad unrestricted dissemination” within the meaning of Rule 433(d) under the Securities Act.

(d) Each Underwriter Free Writing Prospectus shall bear the following legend, or a substantially similar legend that complies with Rule 433 under the Securities Act:

The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust, and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling (866) 669-7629.

The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

(e) In the event the Depositor becomes aware that, as of any Time of Sale, any Time of Sale Information with respect thereto contains or contained any untrue statement of material fact or omits or omitted to state a material fact necessary in order to make the statements contained therein (when read in conjunction with all Time of Sale Information) in the light of the circumstances under which they were made, not misleading (a “Defective Prospectus”), the Depositor shall promptly notify the Representative of such untrue statement or omission no later than one business day after discovery and the Depositor shall, if requested by the Representative, prepare and deliver to the Underwriters a Corrected Prospectus.

(f) Each Underwriter represents, warrants, covenants and agrees with the Depositor (and with CarMax LLC with respect to clause (vi)) that:

(i) Other than the Preliminary Prospectus, Issuer Free Writing Prospectus and the Prospectus, it has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to, in any communications with potential investors, any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes, including but not limited to any “ABS informational and computational materials” as defined in Item 1101(a) of Regulation AB under the Securities Act; provided, however, that (A) each Underwriter may prepare and convey one or more Underwriter Free Writing Prospectuses, and may convey the Registration Statement, any Corrected Prospectus and Time of Sale Information, including via Bloomberg; (B) unless otherwise consented to by the Depositor, no such Underwriter Free Writing Prospectus shall be conveyed if, as a result of such conveyance, the Depositor or the Trust shall be required to make any registration or other filing solely as a result of such Underwriter Free Writing Prospectus pursuant to Rule 433(d) under the Securities Act other than the filing of the final terms of the Notes pursuant to Rule 433(d)(5) of the Securities Act; and (C) each Underwriter will be permitted to provide confirmations of sale.

(ii) In disseminating information to prospective investors, it has complied and will continue to comply fully with the Rules and Regulations, including but not limited to Rules 164 and 433 under the Securities Act and the requirements thereunder for filing and retention of any “free writing prospectus”, as defined in Rule 405 under the Securities Act (each, a “Free Writing Prospectus”), including retaining any Underwriter Free Writing Prospectuses they have used but which are not required to be filed for the required period.

(iii) Prior to entering into any Contract of Sale, it shall convey the Preliminary Prospectus and any Issuer General Use Free Writing Prospectus to the prospective investor. The Underwriter shall maintain sufficient records to document its conveyance of such information to the potential investor prior to the formation of the related Contract of Sale and shall maintain such records as required by the Rules and Regulations.

(iv) If a Defective Prospectus has been corrected with a Corrected Prospectus, it shall (A) deliver the Corrected Prospectus to each investor with whom it entered into a Contract of Sale and that received the Defective Prospectus from it prior to entering into a new Contract of Sale with such investor, (B) notify such investor in a prominent manner that the prior Contract of Sale with the investor, if any, has been terminated and of the investor’s rights as a result of such agreement and (C) provide such investor with an opportunity to elect to enter into or not enter into a new Contract of Sale based on the information set forth in the Corrected Prospectus.

(v) Immediately following the use of any Underwriter Free Writing Prospectus containing any Issuer Information, it has provided the Depositor a copy of such Underwriter Free Writing Prospectus, unless such Issuer Information consists of the terms of the Notes or such information is not the final information to be included in the Prospectus Supplement.

(vi) It has not delivered, and will not deliver, any Rating Information to a Hired NRSRO or other nationally recognized statistical rating organization and it has not participated, and will not participate, in any oral communication regarding Rating Information with any Hired NRSRO or other nationally recognized statistical rating organization without giving prior notice to CarMax LLC of such communication. For purposes of this paragraph, “Rating Information” means any information provided to a Hired NRSRO for the purpose of (a) determining the initial credit rating for the Notes, including information about the characteristics of the Receivables, related property and the legal structure of the Notes, and (b) undertaking credit rating surveillance on the Notes, including information about the characteristics and performance of the Receivables and related property.

(g) The Depositor shall file with the Commission, within the applicable period of time required under the Securities Act and the Rules and Regulations, any Free Writing Prospectus delivered to investors in accordance with this Section, that the Depositor is required to file under the Securities Act and the Rules and Regulations. The Depositor shall file with the Commission the final terms of the Notes pursuant to Rule 433(d)(5) of the Securities Act.

Section 7. Indemnification.

(a) Indemnification of Underwriters. CarMax LLC and the Depositor agree, jointly and severally, to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred: (A) arising out of any untrue statement or alleged untrue statement of a material fact (1) contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or (2) included in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any Issuer Information included in any Underwriter Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or (B) caused by any untrue statement or alleged untrue statement of a material fact contained in any Underwriter Free Writing Prospectus caused by any error in information relating to the characteristics of the Receivables furnished by or on behalf of the Depositor to any Underwriter, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever, based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d)) any such settlement is effected with the written consent of CarMax LLC or the Depositor; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representative), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever, based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Depositor by the Underwriters through the Representative expressly for use in the Registration Statement (or any amendment thereto), any Preliminary Prospectus, including the Rule 430B Information or any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished to the Depositor by the Underwriters through the Representative consists of the following information (A) under the caption “Underwriting” in the Prospectus Supplement, the (1) concession and reallowance figures appearing in the second table and (2) information in the fourth paragraph (which paragraph immediately follows the second table) under such caption insofar as it relates to market-making transactions ((1) and (2), collectively, the “Underwriters’ Information”) and (B) any Derived Information created by any Underwriter, except to the extent that any such loss, liability, claim, damage or expense relates to any untrue statement or omission or alleged untrue statement or omission in the documents and other information described in clauses (A) and (B) of the definition of “Derived Information”; provided, further, that this indemnity with respect to the Preliminary Prospectus, any Issuer Free Writing Prospectus or any Issuer Information delivered prior to the Time of Sale shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling the Underwriter) from whom the person asserting any such losses, liabilities, claims, damages or expenses purchased the Notes if such untrue statement or omission or alleged untrue statement or omission made in such information is eliminated as remedied in a Corrected Prospectus delivered to such Underwriter prior to the revised Time of Sale and a copy of the Corrected Prospectus shall not have been furnished to such person at or prior to the revised Time of Sale of such Notes to such person.

(b) Indemnification of CarMax LLC and the Depositor. Each Underwriter, severally but not jointly, agrees to indemnify and hold harmless CarMax LLC and the Depositor and each person, if any, who controls CarMax LLC and the Depositor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 7(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, of material facts made in (A) the Registration Statement (or any amendment thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Depositor by such Underwriter (including, if applicable, through the Representative) expressly for use therein, it being understood and agreed that the only such information furnished to the Depositor by the Underwriters (including, if applicable, through the Representative) consists of the Underwriters’ Information and (B) any Underwriting Free Writing Prospectus that does not result from an error or omission in the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Issuer Information including any Underwriter Free Writing Prospectus or the Prospectus (other than any Underwriter’s Information).

(c) Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a), counsel to the indemnified parties shall be selected by the Underwriters, and, in the case of parties indemnified pursuant to Section 7(b), counsel to the indemnified parties shall be selected by CarMax LLC or the Depositor. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section or Section 8 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

Section 8. Contribution. If the indemnification provided for in Section 7 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by CarMax LLC and the Depositor on the one hand and the Underwriters on the other hand from the offering of the Notes pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of CarMax LLC and the Depositor on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by CarMax LLC and the Depositor on the one hand and the Underwriters on the other hand in connection with the offering of the Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Notes pursuant to this Agreement (before deducting expenses) received by CarMax LLC and the Depositor and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate initial public offering prices of the Notes. The relative fault of CarMax LLC and the Depositor on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by CarMax LLC or the Depositor or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

CarMax LLC, the Depositor and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever, based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section, no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter in respect of the Notes underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. The Underwriters’ respective obligations to contribute pursuant to this Section are (i) several and not joint and (ii) subject to the preceding sentence, in proportion to the principal amount of Notes set forth opposite their respective names in Schedule A.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls CarMax LLC or the Depositor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as CarMax LLC and the Depositor.

Section 9. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement (including, without limitation, Sections 7 and 8) or in certificates of officers of CarMax LLC, the Depositor and their respective Affiliates submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or any controlling person, or by or on behalf of CarMax LLC, the Depositor and their respective Affiliates, and shall survive delivery of the Notes to the Underwriters.

Section 10. Termination of Agreement.

(a) Termination; General. The Underwriters may terminate this Agreement, by notice to the Depositor, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus or the Time of Sale Information, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of CarMax LLC or the Depositor, whether or not arising in the ordinary course of business, (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to market the Notes or to enforce contracts for the sale of the Notes, (iii) if trading in any securities of CarMax LLC, the Depositor or any of their respective Affiliates has been suspended or materially limited by the Commission or if trading generally on the American Stock Exchange, the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, (iv) a material disruption has occurred in commercial banking or securities settlement or clearing services in the United States or (v) if a banking moratorium has been declared by either federal, Virginia, North Carolina or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4, and provided further that Sections 1, 7, 8, 9 and 14 shall survive such termination and remain in full force and effect.

Section 11. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time to purchase the Notes which it or they are obligated to purchase (the “Defaulted Notes”), then the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Notes in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

(i) if the aggregate principal amount of Defaulted Notes does not exceed 10% of the aggregate principal amount of Notes to be purchased on such date, the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations in Schedule A bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii) if the aggregate principal amount of Defaulted Notes exceeds 10% of the aggregate principal amount of Notes to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement either the Representative or the Depositor shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

Section 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative at J.P. Morgan Securities LLC, 277 Park Avenue Floor 13, New York, New York 10172 Attention: Samuel E. Peckham, Esq.; notices to CarMax LLC shall be directed to it at 12800 Tuckahoe Creek Parkway, Richmond, Virginia 23238, Attention: Chief Financial Officer; and notices to the Depositor shall be directed to it at 12800 Tuckahoe Creek Parkway, Suite 400, Richmond, Virginia 23238, Attention: Treasurer.

Section 13. Parties. This Agreement shall inure to the benefit of and be binding upon each Underwriter, CarMax LLC, the Depositor and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, CarMax LLC, the Depositor and their respective successors and the controlling persons, directors and officers referred to in Sections 7 and 8 and their heirs and legal representatives any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, CarMax LLC, the Depositor and their respective successors, and the controlling persons, directors and officers referred to in Sections 7 and 8 and their heirs and legal representatives and for the benefit of no other person, firm or corporation. No purchaser of Notes from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

Section 14. Miscellaneous.

(a) Fiduciary Duties. Each of the Depositor and CarMax LLC, on behalf of itself and its respective Affiliates, hereby acknowledges that in connection with the offering of the Notes and the transactions related thereto, as contemplated herein and in the other Basic Documents, and the discussions and negotiations of the purchase price thereof set forth in this Agreement: (i) the Underwriters and the Representative have acted at arms’ length, are not agents of or advisors to, and owe no fiduciary duties to, any of the Trust, the Depositor, CarMax LLC or any other Person; (ii) the Underwriters and the Representative owe the Trust, the Depositor and CarMax LLC only those contractual duties as are set forth in this Agreement and (iii) the Underwriters and the Representative may have interests that differ from those of any of the Trust, the Depositor and CarMax LLC. Each of the Trust, the Depositor and CarMax LLC hereby waives to the full extent permitted by applicable law any claims it may have against the Underwriters and the Representative arising from an alleged breach of fiduciary duty in connection with the offering of the Notes and the transactions related thereto, as contemplated herein and in the other Basic Documents, including the discussions and negotiations of the purchase price thereof set forth in this Agreement.

(b) Disclosure. Notwithstanding any other provision of this Agreement, immediately upon commencement of discussions with respect to the transactions contemplated hereby, the Depositor (and each employee, representative or other agent of the Depositor) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Depositor relating to such tax treatment and tax structure. For purposes of the foregoing, the term “tax treatment” is the purported or claimed federal income tax treatment of the transactions contemplated hereby, and the term “tax structure” includes any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transactions contemplated hereby.

Section 15. GOVERNING LAW. THIS AGREEMENT AND ALL DISPUTES, CLAIMS, CONTROVERSIES, DISAGREEMENTS, ACTIONS AND PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, INCLUDING THE SCOPE OR VALIDITY OF THIS PROVISION, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICTS OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

Section 17. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Representative a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among CarMax LLC, the Depositor and the Underwriters in accordance with its terms.

CARMAX AUTO FUNDING LLC

By:	/s/ Andrew McMonigle
Name: Andrew McMonigle
Title: Treasurer

CARMAX BUSINESS SERVICES, LLC

By:	/s/ Thomas Reedy
Name: Thomas Reedy
Title: EVP & CFO

CONFIRMED AND ACCEPTED, as of the date first above written:

J.P. MORGAN SECURITIES LLC as Representative of the Underwriters named in Schedule A hereto

By:	/s/ Billy Wong
Name: Billy Wong
Title: Executive Director

Underwriting Agreement

SCHEDULE A

Underwriter	Principal Amount of Class A-1 Notes	Principal Amount of Class A-2 Notes	Principal Amount of Class A-3 Notes	Principal Amount of Class A-4 Notes	Principal Amount of Class B Notes	Principal Amount of Class C Notes	Principal Amount of Class D Notes
J.P. Morgan Securities LLC	$75,650,000	$136,425,000	$130,900,000	$54,613,000	$8,330,000	$7,480,000	$6,120,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	41,830,000	75,435,000	72,380,000	30,198,000	8,085,000	7,260,000	5,940,000
Wells Fargo Securities, LLC	41,830,000	75,435,000	72,380,000	30,198,000	8,085,000	7,260,000	5,940,000
Barclays Capital Inc.	6,230,000	11,235,000	10,780,000	4,497,000	—	—	—
RBC Capital Markets, LLC	6,230,000	11,235,000	10,780,000	4,497,000	—	—	—
RBS Securities Inc.	6,230,000	11,235,000	10,780,000	4,497,000	—	—	—

Total	$178,000,000	$321,000,000	$308,000,000	$128,500,000	$24,500,000	$22,000,000	$18,000,000

S-A-1

SCHEDULE B

LIST OF

ISSUER GENERAL USE FREE WRITING PROSPECTUSES

1.	Ratings Free Writing Prospectus.

2.	Issuer General Use Free Writing Prospectus, dated July 31, 2013.

S-B-1

SCHEDULE C

CARMAX AUTO OWNER TRUST 2013-3

1. The initial public offering price of the: (i) Class A-1 Notes will be 100.00000% of the principal amount thereof; (ii) Class A-2 Notes will be 99.99093% of the principal amount thereof; (iii) Class A-3 Notes will be 99.97581% of the principal amount thereof; (iv) Class A-4 Notes will be 99.99506% of the principal amount thereof; (v) Class B Notes will be 99.99849% of the principal amount thereof; (vi) Class C Notes will be 99.96813% of the principal amount thereof; and (vii) the Class D Notes will be 99.99608% of the principal amount thereof, in each case plus accrued interest, if any, from the date of issuance.

2. The purchase price to be paid by the Underwriters for the: (i) Class A-1 Notes will be 99.89000% of the principal amount thereof; (ii) Class A-2 Notes will be 99.80093% of the principal amount thereof; (iii) Class A-3 Notes will be 99.74581% of the principal amount thereof; (iv) Class A-4 Notes will be 99.69506% of the principal amount thereof; (v) Class B Notes will be 99.62349% of the principal amount thereof; (vi) Class C Notes will be 99.51813% of the principal amount thereof; and (vii) Class D Notes will be 99.42108% of the principal amount thereof.

3. The interest rate on the: (i) Class A-1 Notes will be 0.23000% per annum; (ii) Class A-2 Notes will be 0.59% per annum; (iii) Class A-3 Notes will be 0.97% per annum; (iv) Class A-4 Notes will be 1.49% per annum; (v) Class B Notes will be 1.91% per annum; (vi) Class C Notes will be 2.15% per annum; and (vii) Class D Notes will be 2.85% per annum.

4. The initial selling concessions and reallowance, expressed as a percentage of the principal amount of each class of Notes is as follows:

	Selling Concessions not to exceed	Reallowance not to exceed
Class A-1 Notes	0.066%	0.033%
Class A-2 Notes	0.114%	0.057%
Class A-3 Notes	0.138%	0.069%
Class A-4 Notes	0.180%	0.090%
Class B Notes	0.225%	0.113%
Class C Notes	0.270%	0.135%
Class D Notes	0.345%	0.173%

S-C-1

5. Subject to the terms and conditions set forth in the Underwriting Agreement, the Depositor has agreed to cause the Trust to sell to each of the Underwriters named below, for whom J.P. Morgan Securities LLC is acting as Representative, and each of the Underwriters has severally agreed to purchase, the initial principal amount of Notes set forth opposite its name below:

Underwriter	Principal Amount of Class A-1 Notes	Principal Amount of Class A-2 Notes	Principal Amount of Class A-3 Notes	Principal Amount of Class A-4 Notes	Principal Amount of Class B Notes	Principal Amount of Class C Notes	Principal Amount of Class D Notes
J.P. Morgan Securities LLC	$75,650,000	$136,425,000	$130,900,000	$54,613,000	$8,330,000	$7,480,000	$6,120,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	41,830,000	75,435,000	72,380,000	30,198,000	8,085,000	7,260,000	5,940,000
Wells Fargo Securities, LLC	41,830,000	75,435,000	72,380,000	30,198,000	8,085,000	7,260,000	5,940,000
Barclays Capital Inc.	6,230,000	11,235,000	10,780,000	4,497,000	—	—	—
RBC Capital Markets, LLC	6,230,000	11,235,000	10,780,000	4,497,000	—	—	—
RBS Securities Inc.	6,230,000	11,235,000	10,780,000	4,497,000	—	—	—

Total	$178,000,000	$321,000,000	$308,000,000	$128,500,000	$24,500,000	$22,000,000	$18,000,000

S-C-2